DAVIDSON

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jones Soda Co. of our report dated March 31, 2026, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Jones Soda Co. for the year ended December 31, 2025.

We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants Vancouver, Canada

June 30, 2026

DAVIDSON & COMPANY LLP
1200 – 609 Granville Street
PO BOX 10372, Pacific Centre
Vancouver, BC V7Y 1G6
604 687 0947
davidson-co.com